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                                                                     EXHIBIT 4.6
                                                                     -----------

         THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS COMMON SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS COMMON SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH SKY FINANCIAL GROUP, INC. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS COMMON SECURITY (OR ANY PREDECESSOR OF THIS COMMON SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS COMMON SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS COMMON SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF SKY FINANCIAL CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED APRIL __, 2000. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

CERTIFICATE NUMBER: 1                                     AGGREGATE LIQUIDATION
                                                          AMOUNT:  $1,856,000
                    CERTIFICATE EVIDENCING COMMON SECURITIES
                                       OF
                          SKY FINANCIAL CAPITAL TRUST I

                             9.34% COMMON SECURITIES
                 (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

         Sky Financial Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Sky Financial Group, Inc., an Ohio corporation (the "Holder"), is the registered owner of One Thousand Eight Hundred Fifty-Six (1,856) common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.34% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Subject to the terms of the Declaration (as defined below), the Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of March 31, 2000, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

         By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this 31st day of March, 2000.

                                       SKY FINANCIAL CAPITAL TRUST I


                                       By:
                                           ------------------------------------
                                       Name:
                                            ------------------------------------
                                               Administrative Trustee



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         Distributions on each Common Security will be payable at a fixed rate per annum of 9.34% (the "Coupon Rate") of the liquidation amount of $1,000 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any and all such interest and Liquidated Damages, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

         Distributions on the Common Securities will be cumulative, will accrue from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from March 31, 2000 and will be payable semi-annually in arrears, on May 1 and November 1 of each year, commencing November 1, 2000, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

         Subject to the receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

         The Common Securities shall be redeemable as provided in the Declaration.

           Under certain circumstances, the right of the Holders of the Common Securities shall be subordinate to the rights of the Holders of the Capital Securities, as provided in the Declaration.




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     IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY, INSERT: THIS CAPITAL
SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS
CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME
OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING
AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH SKY FINANCIAL GROUP, INC. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF SKY FINANCIAL CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED MARCH 28, 2000. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF CAPITAL SECURITIES IS NOT PROHIBITED BY SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN SECTION 3(3) OF ERISA, OR A PLAN TO WHICH
SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF A PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY PLAN TO FINANCE SUCH PURCHASE; OR (B) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES) AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 28, 2000, BY AND AMONG THE TRUST, THE SPONSOR AND THE INITIAL PURCHASER NAMED THEREIN, AS AMENDED FROM TIME TO TIME.